SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 5th day of March 1997, by and between Music Tones Ltd., a Colorado corporation ("MTL"), and Simplex Medical Systems, Inc., a Florida corporation ("Simplex").

     WHEREAS, MTL desires to acquire all of the issued and outstanding shares of common stock of Simplex in exchange for an aggregate of 3,453,000 authorized but unissued restricted shares of the common stock, $.0001 par value, of MTL (the "Common Stock") the "Exchange Offer"); and

     WHEREAS, Simplex desires to assist MTL in a business combination which will result in the shareholders of Simplex owning approximately 46.04% of the then issued and outstanding shares of MTL's Common Stock, and MTL holding 100% of the issued and outstanding shares of Simplex's common stock; and

     WHEREAS, the share exchange contemplated hereby will result in the Simplex shareholders tendering all of the outstanding common stock of Simplex to MTL in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                            EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, MTL agrees to offer one (1) share of Common Stock for each share of Simplex common stock issued and outstanding, or a total of 3,453,000 shares of MTL's Common Stock. The Common Stock will be issued directly to the shareholders of Simplex which accept the Exchange Offer.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by MTL to Simplex shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of Simplex accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both MTL and Simplex shall be satisfied that the exchange of shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                                ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF SIMPLEX

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, Simplex hereby represents and warrants to MTL that:

     2.1 Organization. Simplex is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of Simplex consists of 10,000,000 shares of Common Stock, $.0001 par value, of which 3,453,000 are currently issued and outstanding, and 1,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are currently issued and outstanding. All of the issued and outstanding shares of Simplex are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, con-vertible securities, or other agreements or commitments obligating Simplex to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. Simplex does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as set forth on Schedule 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of Simplex as of the date of this Agreement.

     2.5 Financial Statements. Simplex has delivered to MTL its unaudited financial statements as of October 31, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, however, the financials are not presented in accordance with generally accepted accounting principles. The Financial Statements accurately set out and describe the financial condition of the Company as of October 31, 1996.

     2.6 Absence of Changes. Since October 31, 1996, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Simplex's knowledge, Simplex has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Simplex or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither Simplex nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to MTL or have otherwise been disclosed to MTL.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, Simplex has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, MTL and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Simplex. Simplex shall make available to MTL and/or its attorneys all books and records of Simplex.

     2.10 Patents, Trade Names and Rights. Schedule 2 sets forth a complete and accurate schedule of (i) all patent applications; (ii) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date used in the business of Simplex; and (iii) all registered copyrights of property owned by Simplex. Except as set forth in such schedule, to Simplex's knowledge, no third party has asserted, or threatened to assert against Simplex or any of its officers or directors any conflicting rights to any such intellectual property and Simplex has no knowledge of facts that Simplex believes could reasonably be expected to give rise to such a claim.

     2.11 Compliance with Laws. Simplex has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Simplex or its properties.

     2.12 Litigation. Except as set forth in Schedule 2, Simplex is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Simplex, threatened against or affecting Simplex or its business, assets or financial condition, except for matters which would not have a material affect on Simplex or its properties. Simplex is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Simplex is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. Simplex has full corporate power and authority to enter into this Agreement. The board of directors of Simplex has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Simplex and the performance of the obligations of Simplex under this Agreement. No other corporate proceedings on the part of Simplex are necessary to authorize the execution and delivery of this Agreement by Simplex in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by Simplex, and will be a valid and binding agreement of Simplex, enforceable against Simplex in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Simplex of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of Simplex's knowledge: (a) materially violate any provision of Simplex's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Simplex, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Simplex is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Simplex; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Simplex is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by Simplex herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by Simplex, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 Assets. Simplex has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17  Material Contracts and Obligations. Attached hereto on Schedule
 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Simplex is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $10,000; or which involve transactions or proposed transactions between the Company and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by MTL and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Simplex in connection with: (a) the execution and delivery by Simplex of this Agreement; (b) the performance by Simplex of its obligations under this Agreement; or (c) the consummation by Simplex of the transactions contemplated under this Agreement.

                                  ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF MTL

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, MTL represents and warrants to Simplex that:

     3.1 Organization. MTL is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of MTL consists of 100,000,000 shares of $.0001 par value Common Stock of which 36,000,000 shares of Common Stock are currently issued and outstanding, and 10,000,000 shares of $.01 par value Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating MTL to issue or to transfer from treasury any additional shares of its capital stock of any class. Prior to Closing, MTL shall cancel 31,953,000 shares of common stock which are currently outstanding which will reduce the number of shares outstanding at Closing to 4,047,000 shares. After the Closing, there will be a total of 7,500,000 shares outstanding.

     3.3 Subsidiaries. MTL does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of MTL as of the date of this Agreement.

     3.5 Financial Statements. MTL has delivered to Simplex its audited balance sheet and statements of operations and cash flows as of and for the period ended March 22, 1996, and its unaudited financial statements as of and for the period ended September 30, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, the total liabilities of MTL shall be zero except for the costs of this transaction which shall not exceed $10,000.

     3.6 Absence of Changes. Since September 30, 1996, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of MTL's knowledge, MTL has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. To the best of MTL's knowledge, neither MTL nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Simplex.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, MTL has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Simplex shall have the opportunity to meet with MTL's accountants and attorneys to discuss the financial condition of MTL. MTL shall make avail-able to Simplex all books and records of MTL.

     3.10 Trade Names and Rights. MTL does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of MTL's knowledge, MTL has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.12 Litigation. MTL is not a party to any suit, action, arbi-tration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of MTL, threatened against or affecting MTL or its business, assets, or financial condition. MTL is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. MTL is not engaged in any legal action to recover moneys due to it.

     3.13 No Prior or Pending Investigation. MTL is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding MTL or any officers or directors of MTL or any shareholders or controlling persons of such shareholders.

     3.14 Authority. MTL has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of MTL has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of MTL, the performance of the obligations of MTL under this Agreement and the consummation by MTL of the transactions contemplated under this Agreement. No other corporate proceedings on the part of MTL are necessary to authorize the execution and delivery of this Agreement by MTL in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by MTL, will be a valid and binding agreement of MTL, enforceable against MTL in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by MTL of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of MTL's knowledge: (a) violate any provision of MTL's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of MTL, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which MTL is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of MTL; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which MTL is bound or subject.

     3.16 Validity of MTL Shares. The shares of MTL Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.17 Full Disclosure. None of the representations and warranties made by MTL herein, or in any exhibit, certificate or memorandum furnished or to be furnished by MTL, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18  Assets.  MTL does not have any assets.

     3.19 Material Contracts and Obligations. MTL has no material contracts to which it is a party or by which it is bound.

     3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by MTL in connection with: (a) the execution and delivery by MTL of its obligations under this Agreement; (b) the performance by MTL of its obligations under this Agreement; or (c) the consummation by MTL of the transactions contemplated by this Agreement.

     3.21 Real Property. MTL does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                  ARTICLE 4
                                  COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, MTL and Simplex shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither MTL nor Simplex shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                  ARTICLE 5
                  CONDITIONS PRECEDENT TO MTL'S PERFORMANCE

     5.1 Conditions. The obligations of MTL hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. MTL may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MTL of any other condition of or any of MTL's other rights or remedies, at law or in equity, if Simplex shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Simplex in this Agreement or in any written statement that shall be delivered to MTL by Simplex under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. Simplex shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Acceptance by Simplex Shareholders. The holders of not less than 90% of the issued and outstanding shares of common stock of Simplex shall have agreed to exchange their shares for shares of MTL Common Stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Simplex on or before the Closing Date.

     5.6 Officer's Certificate. Simplex shall have delivered to MTL a certificate, dated the Closing Date, and signed by the Chief Executive Officer of Simplex, certifying that each of the conditions specified in Sections 5.2 through 5.6 hereof have been fulfilled.

                                  ARTICLE 6
                CONDITIONS PRECEDENT TO SIMPLEX'S PERFORMANCE

     6.1 Conditions. Simplex's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Simplex may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Simplex of any other condition of or any of Simplex's rights or remedies, at law or in equity, if MTL shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MTL in this Agreement or in any written statement that shall be delivered to Simplex by MTL under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. MTL shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MTL on or before the Closing Date.

     6.5 Directors MTL. Effective on the Closing, MTL shall have fixed the size of its Board of Directors at two (2) persons, and such Board of Directors shall include Nicholas G. Levandoski, Ph.D. and Henry B. Schur. The current Officers and Directors of MTL shall have submitted their resignations as Officers and Directors of MTL effective on the Closing of this transaction.

     6.6 Officers of MTL. Effective on the Closing, MTL shall have elected the following new Officers of MTL:

      Richard Lucibella              -  President
      John E. Trafton, Ph.D.         -  Vice President
      Nicholas G. Levandoski, Ph.D.  -  Vice President - Research &
                                        Development, Secretary and
                                        Treasurer
      Henry B. Schur                 -  Vice President - Marketing

     6.7 Cancellation of MTL Shares. On or before the Closing date, MTL shall have canceled a total of 31,953,000 shares of its Common Stock which are currently issued and outstanding.

     6.8 Acceptance by Simplex Shareholders. The holders of an aggregate of not less than 90% of the issued and outstanding shares of common stock of Simplex shall have agreed to exchange their shares for shares of MTL Common Stock.

     6.9 Officers' Certificate. MTL shall have delivered to Simplex a certificate, dated the Closing Date and signed by the President of MTL certifying that each of the conditions specified in Sections 6.2 through
 6.8 have been fulfilled.

                                  ARTICLE 7
                                   CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:

          (a) Simplex shall deliver Letters of Acceptance by the share-holders of Simplex accepting the Exchange Offer ("Accepting Shareholders") to MTL.

          (b) Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of MTL Common Stock for which the shares of Simplex common stock shall have been exchanged.

          (c) MTL shall deliver an officer's certificate, as described in Section 6.8 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of MTL are true and correct as of, or have been fully performed and complied with by, the Closing Date.

          (d) MTL shall deliver a signed Consent and/or Minutes of the Directors of MTL approving this Agreement and each matter to be approved by the Directors of MTL under this Agreement.

          (e) Simplex shall deliver an officer's certificate, as described in Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Simplex are true and correct as of, or have been fully performed and complied with by, the Closing Date.

          (f) Simplex shall deliver a signed Consent or Minutes of the Directors of Simplex approving this Agreement and each matter to be approved by the Directors of Simplex under this Agreement.

          (g) Krys Boyle Freedman Scott & Sawyer, P.C. will pay its legal fees in connection with this transaction out of the $10,000 which was wired into its trust account by Simplex and any balance will be paid to Bleu Ridge Consultants to cover its costs in connection with this transaction.
                                  ARTICLE 8
                                MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquish-ment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     MTL:
          Music Tones Ltd.
          12146 East Amherst Circle
          Aurora, Colorado  80014

     with a copy to:
          Jon D. Sawyer, Esq.
          Krys Boyle Freedman Scott & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700 South Tower
          Denver, Colorado 80202

     Simplex:
          Simplex Medical Systems, Inc.
          c/o Joel Marcus
          676 West Prospect Road
          Fort Lauderdale, Florida  33309

     8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has
 been paid or is payable by any party.   Each of the parties hereto shall
 indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 Announcements. MTL and Simplex will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 Expenses. MTL and Simplex will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

 MUSIC TONES LTD.                     SIMPLEX MEDICAL SYSTEMS, INC.

 By: /s/ Daniel C. Steinberg          By: /s/ Nicholas Levandoski
    Daniel C. Steinberg, President        Dr. Nicholas Levandoski, Director

                                SCHEDULE 2

                        SIMPLEX MEDICAL SYSTEMS, INC.
                                ("Simplex")
 2.3   Subsidiaries:

       Analyte Diagnostics, Inc., a Florida corporation (100% owned by
 Simplex)

 2.4   Directors and Officers of Simplex:

       John E. Trafton, Ph.D.         -  President and Director
       Nicholas G. Levandoski, Ph.D.  -  Vice President - Research and
                                         Development and Director
       Henry B. Schur                 -  Vice President of Marketing and
                                         Director
       Sheldon Nassberg, M.D.         -  Director

 2.10  Patents, Tradenames, Etc.:

       Patents Pending:

       (1)  Saliva Collector (Biological Fluids Collector)
            Serial No. PCT/US95/05889
            Serial No. 08/501,417
       (2)  Disposable Dental Etcher
            Serial No. 08/746737
       (3)  Formulation For Non-Invasive Extraction of Interstitial
            Fluids, Test Kit and Method For Analysis (Number not available)
       (4) Improved Sample Collection, Dispensing, Testing & Storage Device For Saliva
            Serial No. 08/537,519

       Registered Trademarks: Simplex - Serial No. 751098,680
                              Neemodex - Serial No. 75/074,621
                              Airbrator (filed for)
 2.12  Litigation:

      Simplex is a defendant in two law suits which are described in the letter dated February 24, 1997, from Lewis J. Levey to Joel Marcus.

 2.17  Material Contracts of Simplex:

       a) Business Lease dated September 1, 1995, between Ansin Partners, Inc. and Analyte Diagnostics, Inc. for office space in Hallandale, Florida. Monthly rent is approximately $1,600, and lease expires August 31, 1997, with option to renew for two years.

       b) Business Lease dated August 27, 1996, between Ansin Partners, Inc. for office space in Hallandale, Florida. Monthly rent is approximately $850 and lease expires on September 30, 1997 (although lease has a typo and says expiration date is September 30, 1996).

                                 SCHEDULE 3

                               MUSIC TONES LTD.
                                   ("MTL")

 3.2  Directors and Officers of MTL:

         Daniel C. Steinberg       -  President and Director